EXHIBIT 10.2

NON-EXECUTIVE DIRECTOR COMPENSATION PROGRAM

Annual Retainers
• Annual Retainer for each Director	$60,000	(1)
• Annual Additional Retainer for Chair of Audit Committee	$15,000	(2)
• Annual Additional Retainer for Chair of Compensation Committee	$5,000	(2)
• Annual Additional Retainer for Chair of Board Affairs Committee	$5,000	(2)
• Annual Additional Retainer for Lead Independent Director	$25,000	(2)

Meeting Fees
• Board Members	$2,000	(3)
• Committee Members	$1,500	(4)
• Audit Committee Chair	$4,000	(5)
• Board Affairs Committee Chair	$3,000	(5)
• Compensation Committee Chair	$3,000	(5)
• Telephonic Board and Committee Meetings	$750	(6)

Equity Compensation
• Annual Stock Award (fully vested)	$57,500	(7)
• Annual Deferred Stock Award (fully vested)	$57,500	(8)

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(1)	Payable quarterly in advance on the first business day of each fiscal quarter.
(2)	Payable quarterly concurrently with the Annual Retainer.
(3)	Payable to each non-executive Director per meeting attended in person.
(4)	Payable to each Committee member (other than Chair) per meeting attended in person.
(5)	Payable to each Committee Chair per meeting chaired in person.
(6)	Payable to each non-executive Director and Committee Chair per meeting attended or chaired by telephone.
(7)	One-fourth granted quarterly, with the number of shares calculated on the basis of the fair market value of the Common Stock as of the first day of each fiscal quarter.
(8)
One-fourth granted quarterly, with the number of shares calculated on the basis of the fair market value of the Common Stock as of the first day of each fiscal quarter; issued six months after Board service has terminated.